Exhibit 99.3

Media:	Media:	Media & Investors:
Peter J. Faur	Steve Mitchell	Denis Couture
(602) 366-7993	(416) 361-7950	(416) 982-7020

Investors:	Investors:
Stanton K. Rideout	Sandra Scott
(602) 366-8589	(416) 361-7758
For Immediate Release
Inco Enhances Offer for Falconbridge
Increases Cash by C$1.00 Per Share
Reduces Minimum Take-Up Condition to 50.01 Percent
Falconbridge Board Declares Special Dividend of C$0.75 Per Share
and Reaffirms Superiority of Inco Offer
Phelps Dodge Increases Bid for Inco by C$2.75 Per Share
Implied Value of Inco’s Enhanced Bid for Falconbridge Stands at C$63.43 Per Share
PHOENIX and TORONTO, July 17, 2006 — Phelps Dodge Corp. (NYSE: PD), Inco Ltd. (TSX, NYSE: N) and Falconbridge Ltd. (TSX, NYSE: FAL) announced today that all three companies have taken action to improve the terms of their three-way combination. Phelps Dodge has increased the cash portion of the consideration to be paid to the shareholders of Inco in the combination of Phelps Dodge and Inco by C$2.75 per Inco share. Inco has increased the cash portion of its offer to purchase all outstanding common shares of Falconbridge by C$1.00 per Falconbridge share, and the Falconbridge board of directors has declared a special cash dividend of C$0.75 per Falconbridge common share.
Improved Terms
Under the improved terms, Phelps Dodge will acquire all outstanding common shares of Inco for a combination of cash and common shares of Phelps Dodge having a value of C$80.70 per Inco share, based upon the closing price of Phelps Dodge stock and the closing U.S./Canadian dollar exchange rate on Friday, July 14, 2006. Shareholders of Inco will receive 0.672 shares of Phelps Dodge stock plus C$20.25 per share in cash for each share of Inco stock. This represents a premium of 7.8 percent to Inco’s market price as of close of trading on July 14 and a premium of 23.7 percent to Inco’s market price as of the close of trading on June 23, the last trading day before the announcement of the combination of Phelps Dodge, Inco and Falconbridge.
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Under its enhanced bid for Falconbridge, Inco is now offering C$18.50 plus 0.55676 shares of Inco for each share of Falconbridge, assuming full proration of the consideration. With the completion of both transactions, Falconbridge shareholders would receive an implied total consideration on a “look-through” basis of C$63.43 per Falconbridge common share, consisting of: (a) C$29.77 in cash; and (b) 0.3741 of a Phelps Dodge Inco Corp. common share (based on the closing price of the Phelps Dodge common shares on the New York Stock Exchange and applicable U.S. Federal Reserve U.S.-Canadian dollar exchange rates on July 14, 2006).
Falconbridge Special Dividend
In order to further increase the value received by Falconbridge shareholders, the board of Falconbridge declared a special cash dividend of C$0.75 per Falconbridge share payable on Aug. 10, 2006, to common shareholders of record at the close of business on July 26, 2006. The Falconbridge board also has unanimously determined that Inco’s amended offer for the shares of Falconbridge is superior to the unsolicited offer by Xstrata and unanimously recommends that Falconbridge shareholders accept the Inco offer.
Reduction in Minimum Tender Condition
In addition, Inco has reduced the minimum condition in its offer for Falconbridge from two thirds of the outstanding shares of Falconbridge to 50.01 percent of such outstanding shares on a fully diluted basis. Phelps Dodge and Inco also amended their Combination Agreement so that the combination of Phelps Dodge and Inco may be consummated before the acquisition by Inco of 100 percent of Falconbridge. Inco’s amended offer for Falconbridge will expire on July 27, 2006.
The three-way combination of Phelps Dodge, Inco and Falconbridge will create one of the world’s leading mining companies and the largest based in North America. Phelps Dodge Inco will be the world’s leading nickel producer, the largest publicly traded copper producer and a leading producer of molybdenum and cobalt.
As part of the transaction, Phelps Dodge expects to repurchase up to US$5.0 billion of its shares in the 12 months after closing.
J. Steven Whisler, chairman and chief executive officer of Phelps Dodge, said: “We strongly believe the combination of Phelps Dodge, Inco and Falconbridge represents a unique value-creation opportunity for the shareholders of all three companies. There’s no question that the value of the enhanced Inco offer for Falconbridge is superior to the unsolicited offer by Xstrata. In addition to the value inherent in the offer, the Falconbridge shareholders will have the ability to participate in the upside resulting from the three-way combination through their ownership of almost 30 percent of the combined company, which includes a 30 percent share in the $900 million of expected annual synergies, which in total have a net present value of approximately $5.8 billion.”
Scott Hand, chairman and chief executive officer of Inco, said: “Today’s actions demonstrate our shared commitment to create the leading North American-based mining company and a global powerhouse in copper and nickel. That’s great news for our shareholders, for our employees, for our communities and for Canada.”
Derek Pannell, chief executive officer of Falconbridge, said: “We are pleased with the actions taken today by Phelps Dodge and Inco and by their affirmation of the value of Falconbridge. The special dividend declared by our board today further enhances the expected return to our shareholders. We are confident our shareholders will see the value in the combination of these three companies to create Phelps Dodge Inco.”

All required regulatory approvals for Inco’s acquisition of Falconbridge have been received. Phelps Dodge’s offer to acquire Inco is expected to close in September, subject to Phelps Dodge and Inco shareholder approval, regulatory approvals and customary closing conditions.
Phelps Dodge is one of the world’s leading producers of copper and molybdenum and is the largest producer of molybdenum-based chemicals and continuous-cast copper rod. The company employs 13,500 people worldwide.
Inco is a primary metals company and the world’s second largest producer of nickel. It employs 12,000 people around the world at mining operations, production facilities, a research center and through its marketing and sales network.
Falconbridge is a leading copper and nickel company with investments in fully integrated zinc and aluminum assets. Its primary focus is the identification and development of world-class copper and nickel ore bodies. It employs 14,500 people at its operations and offices in 18 countries.
Webcast
Management of Phelps Dodge, Inco and Falconbridge will host a webcast for investors at 9:00 a.m. eastern time July 17, to discuss the details of the transaction. The webcast can be accessed at www.phelpsdodgeinco.com.
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Forward-Looking Statements
These materials include “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including statements regarding, among other things, the benefits of the combination with Inco and the combined company’s plans, objectives, expectations and intentions. All statements other than historical information are forward-looking statements. These forward-looking statements are based on management’s current beliefs and expectations, speak only as of the date made, and are subject to a number of significant risks and uncertainties that cannot be predicted or quantified and are beyond our control. Future developments and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The following factors, among others, could cause actual results to differ from those described in the forward-looking statements in this documents: (i) the ability to obtain governmental approvals of the combination on the proposed terms and schedule; (ii) the failure of Inco’s shareholders to approve the plan of arrangement; (iii) the failure of Phelps Dodge’s shareholders to authorize the issuance of Phelps Dodge common shares, the change of Phelps Dodge’s name to Phelps Dodge Inco and an increase in the size of Phelps Dodge’s board of directors as required under the combination agreement; (iv) the risks that the businesses of Phelps Dodge and Inco and/or Falconbridge will not be integrated successfully; (v) the risks that the cost savings, growth prospects and any other synergies from the combination may not be fully realized or may take longer to realize than expected; (vi) the combined company’s inability to refinance indebtedness incurred in connection with the combination on favorable terms or at all; (vii) the possibility that Phelps Dodge will combine with Inco only; (viii) the possible impairment of goodwill and other long-lived assets resulting from the combination and the resulting impact on the combined company’s assets and earnings; and (ix) additional factors that may affect future results of the combined company set forth in Phelps Dodge’s, Inco’s and Falconbridge’s filings with the Securities and Exchange Commission, which filings are available at the SEC’s Web Site at (www.sec.gov). Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.
Note: In connection with the proposed combination, Phelps Dodge Corporation (“Phelps Dodge”) has filed a preliminary proxy statement on Schedule 14A with the SEC. Investors are urged to read the definitive proxy statement (including all amendments and supplements to it) because it contains important information. Investors may obtain free copies of the definitive proxy statement when it is filed, as well as other filings containing information about Phelps Dodge, Inco and Falconbridge, without charge, at the SEC’s Web site (www.sec.gov). Copies of Phelps Dodge’s filings may also be obtained without charge from Phelps Dodge at Phelps Dodge’s Web site (www.phelpsdodge.com) or by directing a request to Phelps Dodge, One North Central Avenue, Phoenix, Arizona 85004-4415, Attention: Assistant General Counsel and Corporate Secretary (602) 366-8100.

Important Legal Information
This communication may be deemed to be solicitation material in respect of Inco’s proposed combination with Falconbridge. Inco filed with the U.S. Securities and Exchange Commission (the “SEC”), on October 24, 2005, and July 14, 2006, registration statements on Form F-8, which include Inco’s offer and take-over bid circular, and has filed amendments thereto, which include notices of extension and variation, and will file further amendments thereto as required, in connection with the proposed combination with Falconbridge. The offer and take-over bid circular and the notices of variation and extension have been sent to shareholders of Falconbridge Limited. Inco has also filed, and will file (if required), other documents with the SEC in connection with the proposed combination. Falconbridge has filed a Schedule 14D-9F in connection with Inco’s offer and has filed, and will file (if required), amendments thereto and other documents regarding the proposed combination, in each case with the SEC.
Investors and security holders are urged to read the registration statements and any other relevant documents filed or that will be filed with the SEC when they become available because they will contain important information.
Investors and security holders are urged to read Inco’s solicitation/recommendation statement on schedule 14D-9 that Inco filed with the SEC on May 31, 2006, and any amendments Inco may file thereto, as it contains, and such amendments, if any, will contain, important information regarding Teck Cominco’s proposed combination with Inco.
This communication is not a solicitation of a proxy from any security holder of Inco or Phelps Dodge in respect of Inco’s proposed combination with Phelps Dodge. Inco intends to file a Management Information Circular regarding the proposed combination with the securities commissions or equivalent regulatory authorities in Canada and to provide the Management Information Circular to Inco shareholders and Phelps Dodge has filed a preliminary Proxy Statement on Schedule 14A regarding the proposed combination with the SEC. We urge investors to carefully read the management information circular, and any amendments Inco may file thereto, when it becomes available because it, and any such amendments, if any, will contain important information about Inco, Phelps Dodge and the proposed combination. We urge investors to carefully read the Proxy Statement, and any amendments Phelps Dodge may file thereto, because it and such amendments, if any, will contain important information about Inco, Phelps Dodge and Inco’s proposed combination with Phelps Dodge.
Inco, Phelps Dodge and their executive officers and directors may be deemed to be participants in the solicitation of proxies from Inco and Phelps Dodge security holders in favor of Inco’s proposed combination with Phelps Dodge. Information regarding the security ownership and other interests of Inco’s and Phelps Dodge’s executive officers and directors will be included in the Management Information Circular and Proxy Statement, respectively.
Investors and security holders may obtain copies of the offer and take-over bid circular, the notices of variation and extension, the registration statement, the Solicitation/Recommendation Statement and Inco’s, Falconbridge’s and Phelps Dodge’s other public filings made from time to time by Inco, Falconbridge and Phelps Dodge with the Canadian Securities Regulators, at www.sedar.com, and with the SEC at the SEC’s web site, www.sec.gov, free of charge. The proxy statement may also be obtained free of charge at www.sec.gov and the Management Information Circular (when it becomes available) may also be obtained free of charge at www.sedar.com. In addition, the offer and take-over circular and the other disclosure documents may be obtained free of charge by contacting Inco’s media or investor relations departments and copies of Phelps Dodge’s filings may be obtained without charge from Phelps Dodge at Phelps Dodge’s Web site (www.phelpsdodge.com) or by directing a request to Phelps Dodge, One North Central Avenue, Phoenix, Arizona 85004-4415, Attention: Assistant General Counsel and Corporate Secretary (602) 366-8100.

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